EXHIBIT 10.1

AMENDMENT NO. 1
TO
FIFTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
ASHFORD HOSPITALITY LIMITED PARTNERSHIP
This Amendment No. 1 to the Fifth Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership (this “Amendment”) is made as of February 25, 2014, provided that the amendment set forth in paragraph 2 of this Amendment to Section 5.3(b) of the Partnership Agreement is effective January 1, 2013, by Ashford OP General Partner LLC, a Delaware limited liability company, as general partner (the “General Partner”) of Ashford Hospitality Limited Partnership, a Delaware limited partnership (the “Partnership”) and Ashford OP Limited Partner LLC, a Delaware limited liability company, as a limited partner of the Partnership holding 80.924% of the Common Percentage Interests of the Limited Partners of the Partnership (“Ashford OP Limited Partner”), pursuant to the authority granted in Section 11.1(d) of the Fifth Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, dated November 19, 2013 (the “Partnership Agreement”), for the purpose of amending the Partnership Agreement to incorporate Exhibit Q to the Partnership Agreement. Capitalized terms used and not defined herein shall have the meanings set forth in the Partnership Agreement.
WHEREAS, Section 11.1(d) of the Partnership Agreement permits the General Partner, with the approval of the Limited Partners holding more than 66 2/3% of the Common Percentage Interests of the Limited Partners, to amend the Partnership Agreement;
WHEREAS, the General Partner, together with Ashford OP Limited Partner, as the holder of 80.924% of the Common Percentage Interests of the Limited Partners of the Partnership, have determined to amend the Partnership Agreement as provided in this Agreement, including to incorporate Exhibit Q to the Partnership Agreement, which provides a form for a Limited Partner of the Partnership to elect at any time to restore the amount of any deficit balance in its Capital Account, subject to the limitations set forth in Exhibit Q, following the liquidation of its Partnership Interest in accordance with Section 1.704-1(b)(2)(ii)(b)(3) of the Treasury Regulations; and
WHEREAS, the General Partner and Ashford OP Limited Partner desire to so amend the Partnership Agreement as of the date first set forth above, provided that the amendment set forth in paragraph 2 to Section 5.3(b) of the Partnership Agreement is effective January 1, 2013.
NOW, THEREFORE, in consideration of the mutual covenants between the parties hereto and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner and Ashford OP Limited Partner hereby amend the Partnership Agreement as follows:
1.Article I is hereby amended to amend and restate the following definitions in their entirety as follows:

“Additional Limited Partner” shall mean a Person admitted to this Partnership as a Limited Partner pursuant to and in accordance with Section 2.3 of this Agreement.
“Limited Partner” shall mean any Person named as a Limited Partner on Exhibit A attached hereto and any Person who becomes a Substitute Limited Partner pursuant to Section 9.6 hereof or an Additional Limited Partner pursuant to Section 2.3 hereof, in such Person’s capacity as a Limited Partner in the Partnership.
“Specified Redemption Date” shall mean, with respect to a given Partner and Notice of Redemption, the later of any date so specified in the Notice of Redemption and the third (3rd) Business Day after receipt by the General Partner of the Notice of Redemption, provided that no Specified Redemption Date may occur with respect to any Partnership Unit before one year after such Partnership Unit is issued by the Partnership.
2.    Section 5.3(b) is hereby amended by adding the following to the end of Section 5.3(b):
Set forth in Exhibit Q attached hereto is the form of Notice of Exercise of Limited Deficit Restoration Obligation and Limited Deficit Restoration Obligation Agreement (“Notice and Agreement”) whereby a Limited Partner may agree to restore, to a limited extent as determined by the Limited Partner, the amount of any deficit in its Capital Account as provided in such Notice and Agreement and such Notice and Agreement shall be considered a “deficit restoration obligation agreement” for purposes of this Section 5.3(b). After completion and execution of a Notice and Agreement, the executing Limited Partner may deliver an original of such completed and executed Notice and Agreement to the General Partner, which after execution by the General Partner, shall be effective as of the date set forth in the Notice and Agreement, subject to the restrictions applicable to the effective date of an amendment to this Agreement as set forth in Section 1.761-1(c) of the Treasury Regulations. The General Partner shall execute such Notice and Agreement upon receipt and return a copy to the executing Limited Partner.
3.    Section 6.3(b)(iii) is hereby amended to read:
(iii)    Maintain complete and accurate records of all business conducted by the Partnership and complete and accurate books of account (containing such information as shall be necessary to record allocations and distributions), and make such books of account available for inspection and audit by any Limited Partner (at the sole expense of such Limited Partner) to the extent provided in Section 7.1(b); and

4.    Section 7.1(b) is hereby amended to read:
(b)    Each Limited Partner shall be entitled to have the Partnership books kept at the principal place of business of the Partnership and at all times, during reasonable business hours and at such Limited Partner’s sole expense, upon written demand shall be entitled to inspect and copy any of them for any purpose reasonably related to the Limited Partner’s interest as a Limited Partner and demand in writing true and full information of all things affecting the Partnership and a formal accounting of Partnership affairs whenever circumstances render it just and reasonable and reasonably related to the Limited Partner’s interest as a Limited Partner; provided, however, that any such demand shall state the purpose of such demand and provided further for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, the General Partner may keep confidential from the Limited Partners any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interest of the Partnership or could damage the Partnership or its business or (ii) the Partnership or the General Partner is required by law or by agreements with unaffiliated third parties to keep confidential.
5.    Section 7.4(a) and Section 7.4(b) are hereby amended to read:
(a)    Subject to Section 7.4(b) and Section 7.4(c), and the provisions of any agreements between the Partnership and one or more Limited Partners, each Limited Partner, other than Ashford Prime OP Limited Partner LLC, shall have the right (the “Redemption Right”) to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Common Partnership Units held by such Limited Partner (the “Redeeming Partner”) at a redemption price per Common Partnership Unit equal to and in the form of the Cash Amount to be paid by the Partnership on the Specified Redemption Date. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Redeeming Partner. A Limited Partner may not exercise the Redemption Right for less than one thousand (1,000) Common Partnership Units or, if such Limited Partner holds less than one thousand (1,000) Common Partnership Units, all of the Common Partnership Units held by such Partner. Neither the Redeeming Partner nor any permitted or purported assignee of any Limited Partner shall have any right, with respect to any Common Partnership Units so redeemed, to receive any distributions paid after the Specified Redemption Date. Each Redeeming Partner agrees to provide such representations and related indemnities regarding good and unencumbered title, and to execute such documents, as the General Partner may reasonably require in connection with any redemption.

(b)    Notwithstanding the provisions of Section 7.4(a), if a Limited Partner elects to exercise the Redemption Right, the General Partner at the direction of the Company, directly or indirectly through one or more Affiliates, may, in its sole and absolute discretion, elect to assume directly and satisfy a Redemption Right by paying to the Redeeming Partner either (i) the Cash Amount, as provided for in Section 7.4(a), or (ii) the REIT Common Shares Amount, as elected by the General Partner, as directed by the Company (in its sole and absolute discretion), on the Specified Redemption Date, provided that if the General Partner has not affirmatively notified the Redeeming Partner on or before one Business Day before the Specified Redemption Date that either the Partnership, the General Partner or its Affiliates will pay the Cash Amount then the General Partner shall be deemed to have elected, directly or through one or more Affiliates, to pay the REIT Common Shares Amount to the Redeeming Partner on the Specified Redemption Date, and the Company agrees that it will provide such REIT Common Shares on the Specified Redemption Date, subject to the other provisions of this Section 7.4. On any such election of the General Partner to assume and satisfy a Redemption Right, the Company, directly or indirectly through one or more Affiliates, shall acquire the Common Partnership Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Common Partnership Units. Unless the General Partner, as directed by the Company (in its sole and absolute discretion), shall exercise its right to assume and satisfy the Redemption Right, or unless the General Partner has been deemed to assume the Redemption Right as provided in this Section 7.4(b), neither the General Partner nor the Company itself shall have any obligation to the Redeeming Partner or to the Partnership with respect to the Redeeming Partner’s exercise of the Redemption Right. If the General Partner, as directed by the Company, shall exercise its right, or shall be deemed to have elected, to satisfy the Redemption Right in the manner described in the first sentence of this Section 7.4(b), except as provided in the following paragraph, the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner’s exercise of the Redemption Right, and each of the Redeeming Partner, the Partnership, and the Company shall treat the transaction between the Company and the Redeeming Partner for federal income tax purposes as a sale of the Redeeming Partner’s Common Partnership Units to the Company or its Affiliates; provided that if the Redeeming Partner is redeeming all of its Common Partnership Units, the Partnership shall redeem any fractional Common Partnership Unit (constituting less than one Common Partnership Unit owned by the Redeeming Partner by paying the Cash Amount with respect to such fractional Common Partnership Unit to such Redeeming Partner. Each Redeeming Partner agrees to provide such representations and related indemnities regarding good title, and to execute such documents, as the Company may reasonably require in connection with the issuance of REIT

Common Shares upon exercise of the Redemption Right. If the Redemption Right is satisfied by the delivery of REIT Common Shares, the Redeeming Partner shall be deemed to become a holder of REIT Common Shares as of the close of business on the Specified Redemption Date or on such later date permitted by this Section 7.4(b) that the Company delivers REIT Common Shares, as the case may be.
Notwithstanding anything to the contrary in Section 7.4(a) or this Section 7.4(b), and in addition to the right of the Company to deliver REIT Common Shares in satisfaction of the Redemption Right, as provided above, should the General Partner, as directed by the Company elect, or be deemed to elect, to satisfy a Redemption Right by paying the Redeeming Partner the REIT Common Shares Amount, and it is necessary to obtain Company stockholder approval in order for it to issue sufficient REIT Common Shares to satisfy such Redemption Right in full, then the Company shall have one hundred twenty (120) days beyond the Specified Redemption Date in which to obtain such stockholder approval and to pay the REIT Common Shares Amount, and the redemption date shall be required to occur by ten (10) days after stockholder approval of the issuance of the REIT Common Shares has been obtained, if it is obtained. If such stockholder approval is not obtained within one hundred and thirty (130) days after such Common Partnership Units are presented for redemption or the stockholders have voted against the issuance of the REIT Common Shares, the Partnership shall pay to the Redeeming Partner the Cash Amount no later than the earlier of (i) ten (10) days after stockholders have voted against the issuance of the REIT Common Shares, or (ii) one hundred and thirty (130) days after such Common Partnership Units are presented for redemption, together with interest on such Cash Amount at the rate equal to the lesser of (i) the Company’s annual dividend rate on REIT Common Shares for the twelve (12) month period prior to the Valuation Date and based upon the Cash Amount for Common Partnership Units redeemed, or (ii) eight percent (8%).
6.    Section 7.9(b) is hereby amended to read:
(b)    A holder of Vested LTIP Units may convert such LTIP Units into an equal number of fully paid and non-assessable Common Partnership Units, giving effect to all adjustments (if any) made pursuant to Sections 4.3(d), 4.3(e) and 5.5. Notwithstanding the foregoing, in no event may a holder of Vested LTIP Units convert a number of Vested LTIP Units that exceeds (x) the Economic Capital Account Balance of such LTIP Unitholder, to the extent attributable to its ownership of LTIP Units, divided by (y) the Common Partnership Unit Economic Balance, in each case as determined as of the effective date of conversion (the “Capital Account Limitation”).

In order to exercise his or her Conversion Right, a LTIP Unitholder shall deliver a notice (a “Conversion Notice”) in the form attached as Exhibit M (with a copy to the General Partner) not less than 3 Business Days nor more than 10 Business Days prior to a date for conversion (the “Conversion Date”) specified in such Conversion Notice; provided, however, that if the General Partner has not given to the LTIP Unitholders notice of a proposed or upcoming Unit Transaction (as defined below) at least thirty (30) days prior to the effective date of such Unit Transaction, then LTIP Unitholders shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth (10th) day after such notice from the General Partner of a Unit Transaction or (y) the third Business Day immediately preceding the effective date of such Unit Transaction. A Conversion Notice shall be provided in the manner provided in Section 14.5. Each LTIP Unitholder covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 7.9 shall be free and clear of all liens. Notwithstanding anything herein to the contrary, a holder of LTIP Units may deliver a Redemption Notice pursuant to Section 7.4 relating to those Common Partnership Units that will be issued to such holder upon conversion of such LTIP Units into Common Partnership Units in advance of the Conversion Date; provided, however, that the redemption of such Common Partnership Units by the Partnership shall in no event take place until on or after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put a LTIP Unitholder in a position where, if he or she so wishes, the Common Partnership Units into which his or her Vested LTIP Units will be converted can be redeemed by the Partnership simultaneously with such conversion, with the further consequence that, if the General Partner elects to assume the Partnership’s redemption obligation with respect to such Common Partnership Units under Section 7.4(b) by delivering to such holder REIT Common Shares rather than cash, then such holder can have such REIT Common Shares issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into Common Partnership Units. The General Partner shall cooperate with a LTIP Unitholder to coordinate the timing of the different events described in the foregoing sentence.
7.    Section 7.9(f) is hereby amended to read:
(f)    If the Partnership, the General Partner or the Company shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self tender offer for all or substantially all Common Partnership Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes an Adjustment Event) in each case as a result of which Common Partnership Units shall be exchanged for or converted into the right, or the holders of such Partnership Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Unit Transaction”), then the General Partner may, immediately prior to the Unit Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Unit Transaction or that would occur in connection with the Unit Transaction if the assets of the Partnership were sold at the Unit Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Units in the context of the Unit Transaction (in which case the Conversion Date shall be the effective date of the Unit Transaction).
In anticipation of such Forced Conversion and the consummation of the Unit Transaction, the Partnership shall use commercially reasonable efforts to cause each LTIP Unitholder to be afforded the right to receive in connection with such Unit Transaction in consideration for the Common Partnership Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Unit Transaction by a holder of the same number of Common Partnership Units, assuming such holder of Common Partnership Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person. If holders of Common Partnership Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Unit Transaction, prior to such Unit Transaction the General Partner shall give written notice to each LTIP Unitholder of such election, and shall use commercially reasonable efforts to afford the LTIP Unitholders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into Common Partnership Units in connection with such Unit Transaction. If a LTIP Unitholder fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of a Common Partnership Unit would receive if such Common Partnership Unit holder failed to make such an election.
Subject to the rights of the Partnership, the General Partner and the Company, under any Vesting Agreement and the Plan, the Partnership shall use commercially reasonable effort to cause the terms of any Unit Transaction to be consistent with the provisions of this Section 7.9(f) and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any LTIP Unitholders whose LTIP Units will not be converted into Common Partnership Units in connection with the Unit Transaction that will (i) contain provisions enabling the holders of LTIP Units that remain outstanding after such Unit Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Common Partnership Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in this Agreement for the benefit of the LTIP Unitholders.
8.    Section 9.5 is hereby amended by adding the following at the end of existing Section 9.5(e);
Except as required by operation of law Transfers of Partnership Interests and Partnership Units shall be made on the books of the Partnership only upon receipt of proper transfer instructions from the registered holder of the Partnership Interests and Partnership Units and upon compliance with the other provisions of this Article IX.
9.    The Partnership Agreement is amended to replace Exhibit C and Exhibit M with revised Exhibit C and Exhibit M attached to this Amendment.
10.    Set forth in Exhibit Q to this Amendment is the form of Notice of Exercise of Limited Deficit Restoration Obligation and Limited Deficit Restoration Obligation Agreement. The Partnership Agreement is amended to incorporate such Exhibit Q as Exhibit Q to the Partnership Agreement.
11.    Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner and Ashford OP Limited Partner hereby ratify and confirm.
12.    This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of law.
13.    If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
14.    This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute together one and the same agreement.
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IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.
ASHFORD OP GENERAL PARTNER LLC, a Delaware limited liability company, as General Partner of Ashford Hospitality Limited Partnership
By:     /s/ David A. Brooks
    David A. Brooks, Vice President

ASHFORD OP LIMITED PARTNER LLC, a Delaware limited liability company, as a Limited Partner of Ashford Hospitality Limited Partnership, holding 80.924% of the Common Percentage Interests of the Limited Partners of the Partnership
By:     /s/ David A. Brooks
    David A. Brooks, Chief Operating Officer

EXHIBIT C
NOTICE OF EXERCISE OF REDEMPTION RIGHT
The undersigned hereby irrevocably (i) presents for redemption on ______ (such date being at least 3 Business Days after the date set forth below) _________ Partnership Units (as defined in the Partnership Agreement defined below) in Ashford Hospitality Limited Partnership, in accordance with the terms of the Fifth Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, as amended (the “Partnership Agreement”), and the Redemption Right (as defined in the Partnership Agreement) referred to therein, (ii) surrenders such Partnership Units and all right, title and interest therein, and (iii) directs that the Cash Amount or REIT Shares (both as defined in the Partnership Agreement) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares are to be delivered, such REIT Shares be registered or placed in the name(s) and at the addresses specified below.
Dated:
Name of Limited Partner:

(Signature of Limited Partner)

(Street Address)

(City State Zip Code)

IF REIT Shares are to be issued, issue to:

(Name)

(Social Security or Identifying Number)

EXHIBIT M
NOTICE OF ELECTION BY PARTNER TO CONVERT
LTIP UNITS INTO COMMON PARTNERSHIP UNITS
The undersigned LTIP Unitholder hereby irrevocably (i) elects to convert the number of LTIP Units in Ashford Hospitality Limited Partnership (the “Partnership”) set forth below into Common Partnership Units in accordance with the terms of the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, as amended; and (ii) directs that any cash in lieu of Common Partnership Units that may be deliverable upon such conversion be delivered to the address specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such LTIP Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.
Name of LTIP Unitholder:                                             (Please Print: Exact Name as Registered with Partnership)
Number of LTIP Units to be Converted:
Date to be Converted: ____________ (such date being not less than 3 Business Days nor more than 10 Business Days prior to the Date of this Notice set forth below)
Date of this Notice:

(Signature of Limited Partner: Sign Exact Name as Registered with Partnership)

(Street Address)

(City)                        (State)             (Zip Code)

EXHIBIT Q
NOTICE OF EXERCISE OF LIMITED DEFICIT RESTORATION OBLIGATION AND LIMITED DEFICIT RESTORATION OBLIGATION AGREEMENT
(“NOTICE AND AGREEMENT”)
ASHFORD HOSPITALITY LIMITED PARTNERSHIP
This Notice and Agreement is entered into with respect to the Fifth Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership (the “Partnership”) dated November 19, 2013, as amended (the “Partnership Agreement”). The undersigned hereby irrevocably agrees, pursuant to Section 1.704-1(b)(2)(ii)(b)(3) of the Treasury Regulations, to be unconditionally obligated to restore the amount of any deficit balance in its Capital Account following the liquidation (within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations) of its Partnership Interest, as determined after taking into account all capital account adjustments for all taxable years of the Partnership, including the Partnership taxable year during which such liquidation occurs (other than those adjustments made pursuant to Section 1.704-1(b)(2)(ii)(b)(3) of the Treasury Regulations), by the end of the taxable year during which such liquidation occurs (or, if later, within 90 days after the date of such liquidation) by contributing, in cash as a Capital Contribution to the Partnership, the lesser of (i) $___________ and (ii) the amount of such deficit balance, which cash amount shall, upon liquidation of the Partnership, be paid to creditors of the Partnership or distributed to other Partners in accordance with their positive Capital Account balances. Capitalized terms used and not defined herein shall have the meanings set forth in the Partnership Agreement.
This Notice and Agreement, once completed, executed and delivered to the General Partner and accepted by the General Partner, shall be effective as of January ___, 2____, and remain in effect until the end of the first taxable year of the Partnership in which the undersigned Limited Partner’s Adjusted Capital Account Balance (determined without regard to any obligation to restore such deficit pursuant to this Notice) has a positive balance, in accordance with Section 1.704-1(b)(2)(ii)(f) and after all allocations, contributions and distributions have be allocated to the Capital Accounts for such taxable year. Upon the occurrence of such event, this deficit restoration obligation shall be terminated and shall be of no further effect.
This Notice and Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute together one and the same agreement.

Dated:	LIMITED PARTNER: By: Name: Title:
Accepted:	GENERAL PARTNER: ASHFORD OP GENERAL PARTNER LLC, a Delaware limited liability company, as General Partner of Ashford Hospitality Limited Partnership By: Name: Title:

Exhibit C – Page 1